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                                                                    EXHIBIT 3.17

                                             STATE OF DELAWARE
                                             SECRETARY OF STATE
                                          DIVISION OF CORPORATIONS
                                          FILED 03.00 PM 01/10/1996
                                             960016575 - 2500409

                          CERTIFICATE OF INCORPORATION

                                       OF

                                  D-M-E COMPANY

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                       A corporation organized pursuant to
              the General Corporation Law of the State of Delaware

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                                    ARTICLE I

                                      Name

                  The name of the corporation (hereinafter called the "Corporation") is:

                                 D-M-E Company

                                   ARTICLE II

                     Registered Office and Registered Agent

                  The address of the Corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of the Corporation's registered agent at such address is The Corporation Trust Company.

                                   ARTICLE III

                           Business or Purposes To Be
                             Conducted or Promoted

                  The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

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                                   ARTICLE IV

                                 Capital Stock

                  The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 1000 shares of Common Stock, and the par value of each of such shares is $l.00 amounting in the aggregate to $1,000.

                                    ARTICLE V

                                  Incorporator

The name and mailing address of the sole incorporator of the Corporation is as follows:

                                Hugh C. O'Donnell
                              4701 Marburg Avenue
                             Cincinnati, Ohio 45209

                                   ARTICLE VI

                     Business and Affairs of the Corporation

                  For the management of the business and for the conduct of the affairs of the Corporation, and in further definition, limitation and regulation of the powers of the Corporation and its directors and stockholders, it is further provided that:

                  (a) the number of directors of the Corporation shall be fixed by, or in the manner provided in, the By-laws of the Corporation;

                  (b) in furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Corporation, in the By-laws, may authorize and empower the Board of Directors to make, alter, amend or repeal from time to time the By-laws of the Corporation in any manner not inconsistent with the laws of the State of Delaware or this Certificate of Incorporation, subject to the right of the stockholders of the Corporation entitled to vote with respect thereto to alter, amend or repeal the By-laws of the Corporation;

                  (c) in addition to the powers and authorities herein or by statute expressly conferred upon it, the Board of Directors may exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the laws of the State of Delaware, of this Certificate of Incorporation and of the By-laws of the Corporation;

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                  (d) unless and except to the extent that the By-laws of the
         Corporation shall so require, the election of directors of the Corporation need not be by written ballot; and

                  (e) any director or any officer of the Corporation elected or appointed by its stockholders or by its Board of Directors, or any committee thereof, may be removed at any time by a unanimous consent of the stockholders or in such other manner as shall be provided in the By-laws, except at otherwise provided by law.

                                   ARTICLE VII

                                 Indemnification

                  To the fullest extent that the General Corporation Law of the State of Delaware as it exists on the date hereof or as it may hereafter be amended permits the limitation or elimination of the liability of directors, so director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. No amendment to or repeal of this Article shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director prior to such amendment or repeal.

                                  ARTICLE VIII

                                    Amendment

                  The Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and other provisions authorized by the laws of the State of Delaware at the time in force or as may hereafter be added or inserted, in the manner now or hereafter prescribed by law and consistent with Article VII as now in force; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Article.

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                  I, the undersigned, being the sole incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying, under penalties of perjury, that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand as of this eighteenth day of January, 1996.

                                                        /s/ Hugh C. O'Donnell
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                                                        Incorporator